
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Butler
Manufacturing Company Consolidated Statements of Operations for the year ended
December 31, 1999, and Consolidated Balance Sheet as of December 31, 1999, and is qualified in its entirety by reference to such financial statement.
</LEGEND>
<CIK> 0000015840
<NAME> BUTLER MANUFACTURING COMPANY
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                          52,951
<SECURITIES>                                         0
<RECEIVABLES>                                  120,262
<ALLOWANCES>                                     4,674
<INVENTORY>                                     59,987
<CURRENT-ASSETS>                               270,988
<PP&E>                                         239,507
<DEPRECIATION>                                 145,456
<TOTAL-ASSETS>                                 405,857
<CURRENT-LIABILITIES>                          174,974
<BONDS>                                         57,021<F1>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        12,623
<OTHER-SE>                                     199,229<F2>
<TOTAL-LIABILITY-AND-EQUITY>                   405,857
<SALES>                                        973,153
<TOTAL-REVENUES>                               973,153<F3>
<CGS>                                          801,144
<TOTAL-COSTS>                                  801,144
<OTHER-EXPENSES>                               134,442<F4>
<LOSS-PROVISION>                                 1,514<F5>
<INTEREST-EXPENSE>                               5,572
<INCOME-PRETAX>                                 31,174
<INCOME-TAX>                                     5,340
<INCOME-CONTINUING>                             25,834
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    25,834
<EPS-BASIC>                                       3.66
<EPS-DILUTED>                                     3.63

<F1>Reflects long-term debt, less current maturities.
<F2>Reflects other stockholders' equity before deduction of $52.3 million treasury stock and foreign currency translation adjustments.
<F3>Reflects net sales plus net international joint venture income less.
<F4>Consists of selling, general, and administrative expense.
<F5>Includes additional restructuring charge of $1.5 million recorded in the first quarter of 1999.

